UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

MeiraGTx Holdings plc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Commencing on January 20, 2023, MeiraGTx Holdings plc (the “Company”) made the following communication available to shareholders in connection with its Extraordinary General Meeting of Shareholders (the “Special Meeting”) scheduled to be held Tuesday, January 24, 2023 at 10:00 a.m., Eastern Time.

MeiraGTx Holdings plc

Cancels its Special Meeting of Shareholders

Dear Shareholder:

The Company has determined to withdraw from shareholder consideration the proposals set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on December 23, 2022. As a result, the Company has determined to cancel the convening of the Special Meeting scheduled to be held Tuesday, January 24, 2023 at 10:00 a.m., Eastern Time.